UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 13, 2006

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 13, 2006, the Company through its operating subsidiary MetaSolv Software, Inc. entered into an Employment Agreement with Philip C. Thrasher as its Executive Vice President – Global Sales, a copy of which is filed as an exhibit hereto. Mr. Thrasher was previously MetaSolv’s Executive Vice President – Sales for North America, Asia Pacific, and Central and Latin America. The Employment Agreement supersedes and replaces any prior Employment Agreement existing between Mr. Thrasher and the Company. The Employment Agreement has a two-year term commencing January 1, 2006, and renews for successive one-year periods on the terms described therein. A copy of the Employment Agreement is filed as an exhibit hereto and is incorporated herein by reference. For a complete understanding of the terms and conditions of the Employment Agreement, please see the copy of the Employment Agreement that is attached as an exhibit hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description
10.1*	Employment Agreement with Philip C. Thrasher, Executive Vice President – Global Sales, dated February 13, 2006.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

By:	/s/ Jonathan K. Hustis
Jonathan K. Hustis
Executive Vice President –Legal, General Counsel & Secretary Duly Authorized Officer of the Registrant

Date: February 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Employment Agreement with Philip C. Thrasher, Executive Vice President – Global Sales, dated February 13, 2006.

*	Filed herewith.